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                                                                  EXHIBIT 10.12





                       RESTRUCTURING AGREEMENT REGARDING
                           8% CONVERTIBLE DEBENTURES

                         CHADMOORE WIRELESS GROUP, INC.

         This RESTRUCTURING AGREEMENT REGARDING 8% CONVERTIBLE DEBENTURES, dated as of September 19, 1997 (this "Agreement"), among CHADMOORE WIRELESS GROUP, INC. (the Company"), a Colorado corporation, CYGNI S.A. ("Holder"), a corporation organized and existing under the laws of the Bahamas, and WILLORA COMPANY LIMITED ("Willora"), a corporation organized and existing under the laws of the Bahamas.

                             PRELIMINARY STATEMENT

         Pursuant to the Securities Purchase Agreement, dated February, 1997 (the "Securities Purchase Agreement") between the Company and Willora, the Company has issued to Willora that certain Chadmoore Wireless Group, Inc. Convertible Debenture due February 19, 2000 (as amended, supplemented, modified, novated or replaced, the "Debenture"). Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Debenture. Holder, Willora and the Company wish to restructure the transactions contemplated by the Documents (defined below) and their respective rights and obligations under each thereof, in each case as described below in this Agreement. Therefore, the parties hereto agree as follows:


         1. Willora shall promptly assign to Holder all of Willora's right, title and interest in, to and under the Securities Purchase Agreement, the Debenture, the Registration Rights Agreement and all other documents executed in connection with the foregoing (collectively, the "Documents"), together with all rights and claims arising out of or relating to any of the foregoing Documents.

         2. Subject to the conditions set forth herein, the Company will issue to Holder a new debenture in the principal amount of $1,627,500 (the "New Debenture") to replace the Debenture. The New Debenture will (i) have the a maturity date of August 31, 1998, (ii) require 10 payments be made on the last day of each calendar month, beginning November 30, 1997 on the principal thereof, each such principal payment to be in the amount of $162,750 cash; provided, that, at the option of the Company, payment may be made in common stock of the Company, to be issued to the Holder by the Company under Regulation S, which stock, upon issuance, shall be without a restrictive legend and may be traded by the Holder immediately upon the receipt thereof if Holder has delivered to the Company a certificate and opinion of Holder's counsel in the form included in Exhibit I, each dated the date of such issue, which certificate and opinion shall be deemed to comply with the conditions of
Section 902(m) of Regulation S ("Regulation S") under the Securities Act of 1933, as amended, (iii) bear interest in the liquidated amount of $425,000 provided that such interest shall be payable at the sole and complete discretion of the Company either in cash, in common stock of the Company or both, as



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provided in Section 8 below, (iv) on or before October 10, 1997, be secured by assets of a subsidiary of the Company containing net assets reasonably acceptable to Holder (or stock of a subsidiary of the Company containing net assets reasonably acceptable to Holder), or other security reasonably satisfactory to the Holder, having value at least 150% of the principal amount outstanding on the closing date, pursuant to a pledge and security agreement reasonably acceptable to Holder and the Company; provided, that any such pledge agreement shall provide that any stock pledged thereunder shall be held by counsel for Holder during the term of such pledge; and, provided, further, that if such pledge or security interest has not been provided by the Company solely on account of delays (including delays in the evaluation of the proposed collateral) caused by the Holder, then the period of time which the Company shall have to provide such pledge or security interest shall be extended by the number of days caused by Holder's delay (it being understood that the Company shall take all steps necessary to perfect such lien or security interest, including making any necessary filings), (v) accelerate immediately upon the termination of employment of either Jan Zwaik and/or Robert Moore by the Company, (vi) include terms sufficient to ensure that at no time Holder is deemed to be the beneficial holder or owner of more than 4.99% of the Company's outstanding common shares of the Company under Regulation 13(d) of the Exchange Act of 1934, as amended, (vii) include terms prohibiting the Company from obtaining any new financing in reliance on Regulation S during the term of such New Debenture, and (viii) otherwise be substantially similar to the Debenture. The Company shall provide reasonably full details of the stock to be pledged pursuant to clause (iv) above to Holder by no later than September 30, 1997.

         3. For avoidance of doubt, where the Company is required issue any stock, exempt from the registration requirements of the Act, or exercises its option to pay amounts in common stock in lieu of cash as described herein, and is prohibited from so issuing such stock by applicable law (including Regulation S), the Company shall not thereby be obligated to make cash payments in lieu of issuing such stock, but shall issue stock under Rule 144. In addition, all payments made in the form of common stock of the Company shall be made assuming a value for such common stock equal to the average closing bid price therefore on the NASDAQ bulletin board for the five business days immediately preceding the due date of such payment, and shall be made under Regulation S in unlegended stock; provided, such issuance is at least 40 days after the issuance of the New Debenture and Holder and such issuance complies with the requirements of applicable law, including, without limitation, Sections 902(m) of Regulation S; and, provided, further, that a certificate and opinion in the forms included in Exhibit I shall be deemed to satisfy the said requirements of Section 902(m). In the event that Regulation S becomes unavailable with respect to any stock whose issuance is contemplated hereby solely because of changes in the federal securities laws or regulations, the Company will grant to Holder (but not its successors or assigns) "piggyback" registration rights with respect to any public offering by the Company of its common stock consummated within eighteen months of the date hereof, subject to approval by the lead underwriter therefor in its sole and complete discretion and to customary restrictions.

         4. The Company will issue 1,050,000 shares of its common stock to Holder, representing not more than 4.99% of the Common Stock outstanding, not later than September 29, 1997 and an additional



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70,000 shares of its common stock to Holder on December 30, 1997. Such shares of stock will be issued under and in compliance with Regulation S, and Holder will make the representations and warranties appearing in Exhibit I. Holder will limit its daily resales of Company common stock on a cumulative basis to not more than ten per cent (10%) of the trading volume for Company common stock on the NASDAQ bulletin board from the date of issuance ; provided, however, notwithstanding the foregoing, Holder may sell up to 100,000 shares of Company common stock in any calendar month or part thereof from the date of issuance.


         5. Existing defaults (if any) under the current Documents will be waived, and the Registration Rights Agreement will be terminated; provided, however, that the waiver appearing in this Section shall be effective only upon
(i) issue by the Company to Holder of the 1,050,000 shares of its common stock to Holder not later than September 29, 1997, as contemplated by Section 4, and
(ii) the issuance of the New Debenture and the entering into of the pledge and security agreement contemplated by Section 2(iv) above and the perfecting of such security interest within the time contemplated by such Section 2(iv).

         6. Holder shall not assign it rights under the New Debenture except with the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, that in the event of assignment, the Company shall be entitled to pay any amount payable in common stock of the Company in stock subject to the restrictions of Rule 144, and shall in no event be required to issue stock to any assignee under Regulation S.

         7. The restructuring contemplated by this agreement will be contingent upon execution and delivery of final documentation satisfactory to the parties in their reasonable discretion, by October 17, 1997.

         8. On August 30, 1998 Holder shall be paid the $425,000 in interest under the New Debenture which is contemplated by Section 2(iv) above. Within five (5) business days following the issuance of the New Debenture to Holder, the Company shall issue 850,000 shares of the Company's common stock in the name of Holder's Counsel, which stock shall be held by Holder's counsel as escrow agent for application to the Company's obligations under clause (iv) above, pursuant to an escrow agreement to be reasonably agreed by the Company and Holder.

         9. Company shall no later than November 30, 1997, pay in cash, Holder's reasonable attorneys fees incurred by it in connection with the transactions contemplated hereby upon presentation of invoices and reasonable support therefor; provided, Company shall not be obligated to pay more than $35,000 under this Section 9. In addition the Company shall pay reasonable legal fees for all subsequent and/or monthly issuances of Regulation S shares not to exceed $2,500 per occurrence.

         10. Company warrants now held by Holder (as assignee of Willora) totaling 131,250 shares will simultaneous with closing, be repriced to $1.00 per share and warrants held by Flurina, totaling 150,000 shares will automatically be repriced at $1.00 per share, as soon as such a repricing would not activate any anti-dilution agreement of the Company, pursuant to waiver of such provision or otherwise.

         11. All shares of Company common stock to be delivered to Holder other than the 1,050,000 in para 4, shall be delivered within five (5) business days of the date due, breach of which shall be a default.




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CHADMOORE WIRELESS GROUP, INC.

By:  /s/ Robert W. Moore
   ------------------------------------
         Title: President



CYGNI S.A.

By:  /s/ Sheldon Salcman
   ------------------------------------
         Title: Vice President



WILLORA COMPANY LIMITED

By:  /s/ Sheldon Salcman
   ------------------------------------
         Title: Vice President







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